Exhibit h.2.q

Execution

Amendment
To

Sub-Transfer Agency And Shareholder Services Agreement

This Amendment To Sub-Transfer Agency And Shareholder Services Agreement ("Amendment"), dated as of August 27, 2020(“Effective Date”), is being entered into by and among BNY Mellon Investment Servicing (US) Inc. ("BNYM"), Virtus Fund Services, LLC ("Company") and each of the "Funds", which is hereby defined to mean each of the Investment Companies and each Portfolio of each such Investment Company listed on Schedule B to the Amended Agreement (as defined below).

Background

BNYM, certain of the Funds and VP Distributors, Inc., as transfer agent to the Funds, entered into the Sub-Transfer Agency And Shareholder Services Agreement as of April 15, 2011 ("Original Agreement"). VP Distributors, LLC, the surviving entity in a merger with VP Distributors, Inc. that was effective September 22, 2011, transferred all rights and obligations as transfer agent of the Funds under the Original Agreement to the Company pursuant to an Assignment and Assumption Agreement, effective as of January 1, 2013, among VP Distributors, LLC, the Company, certain of the Funds and BNYM (the Original Agreement as so assigned and amended being the "Assigned Agreement").

BNYM, the Company and the Funds subsequently entered into amendments to the Assigned Agreement, dated as of March 21, 2014, June 1, 2014, August 19, 2014, November 12, 2014, March 24, 2015, May 28, 2015, September 1, 2015, December 10, 2015, July 27, 2016, February 1, 2017, September 18, 2017, January 1, 2018, September 20, 2018, December 21, 2018, March 22, 2019, May 22, 2019, September 1, 2019, October 17, 2019 and November 18, 2019 (the Assigned Agreement as so amended being the "Current Agreement").

The parties now wish to amend the Current Agreement as set forth herein.

Terms

NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree to all statements made above and as follows:

1.            Modifications to Current Agreement.

The Current Agreement is hereby amended by deleting Schedule B and replacing it in its entirety with the Schedule B attached to the Amendment To Sub-Transfer Agency And Shareholder Services Agreement, dated as of August 27, 2020, by and among BNYM, the Company and the Funds.

2.            Remainder of Current Agreement. Except as specifically modified by this Amendment, all terms and conditions of the Current Agreement shall remain in full force and effect.

3.            Governing Law. The governing law provision of the Current Agreement shall be the governing law provision of this Amendment.

4.            Entire Agreement. This Amendment constitutes the final, complete, exclusive and fully integrated record of the agreement of the parties with respect to the subject matter herein and the amendment of the Current Agreement.

Execution

5.            Signatures; Counterparts The parties expressly agree that this Amendment may be executed in one or more counterparts and expressly agree that such execution may occur by manual signature on a physically delivered copy of this Amendment, by a manual signature on a copy of this Amendment transmitted by facsimile transmission, by a manual signature on a copy of Amendment transmitted as an imaged document attached to an email, or by "Electronic Signature", which is hereby defined to mean inserting an image, representation or symbol of a signature into an electronic copy of this Amendment by electronic, digital or other technological methods. Each counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Amendment or of executed signature pages to counterparts of this Amendment, in either case by facsimile transmission or as an imaged document attached to an email transmission, shall constitute effective execution and delivery of this Amendment and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Amendment.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed as of the Effective Date by its duly authorized representative indicated below. An authorized representative, if executing this Amendment by Electronic Signature, affirms authorization to execute this Amendment by Electronic Signature and that the Electronic Signature represents an intent to enter into this Amendment and an agreement with its terms.

BNY Mellon Investment Servicing (US) Inc.		Virtus Alternative Solutions Trust
By:	/s/ Robert C. Jordan	Virtus Asset Trust
Name:	Robert C. Jordan	Virtus Equity Trust
Title:	Director	Virtus Opportunities Trust
On behalf of each Fund in its individual and separate capacity, and not on behalf of any other Fund
		By:	/s/ Heidi Griswold
		Name:	Heidi Griswold
		Title:	VP, Mutual Fund Services

Virtus Fund Services, LLC
By:	/s/ Heidi Griswold
Name:	Heidi Griswold
Title:	VP, Mutual Fund Services

Execution

SCHEDULE B

(Dated: August 27, 2020)]

THIS SCHEDULE B is Schedule B to that certain Sub-Transfer Agency And Shareholder Services Agreement, dated as of April 15, 2011, as amended, by and among BNY Mellon Investment Servicing (US) Inc., Virtus Fund Services, LLC (under the name of its predecessor in interest, VP Distributors, Inc.) and the Funds, as further set forth below.

Portfolios

Investment Company: Virtus Alternative Solutions Trust
Portfolios:	Share Class
	A	C	I	R6
Virtus Aviva Multi-Strategy Target Return Fund	x	x	x	x
Virtus Duff & Phelps Select MLP and Energy Fund	x	x	x
Virtus KAR Long/Short Equity Fund	x	x	x	x

Investment Company: Virtus Asset Trust
Portfolios:	Share Class
	A	C	I	R	R6
Virtus Ceredex Large-Cap Value Equity Fund	x	x	x		x
Virtus Ceredex Mid-Cap Value Equity Fund	x	x	x		x
Virtus Ceredex Small-Cap Value Equity Fund	x	x	x		x
Virtus Seix Core Bond Fund	x		x		x
Virtus Seix Corporate Bond Fund	x	x	x
Virtus Seix Floating Rate High Income Fund	x	x	x		x

Virtus Seix High Grade Municipal Bond Fund	x		x
Virtus Seix High Income Fund	x		x		x
Virtus Seix High Yield Fund	x		x		x
Virtus Seix Investment Grade Tax-Exempt Bond Fund	x		x

Virtus Seix Short-Term Bond Fund	x	x	x
Virtus Seix Short-Term Municipal Bond Fund	x		x
Virtus Seix Total Return Bond Fund	x		x		x
Virtus Seix U.S. Government Securities Ultra-Short Bond Fund	x		x		x
Virtus Seix U.S. Mortgage Fund	x	x	x
Virtus Seix Ultra-Short Bond Fund	x		x
Virtus Silvant Large-Cap Growth Stock Fund	x		x		x
Virtus Silvant Small-Cap Growth Stock Fund	x		x
Virtus SGA International Growth Fund	x		x		x
Virtus Zevenbergen Innovative Growth Stock Fund	x		x

Execution

Investment Company: Virtus Equity Trust
Portfolios:		Share Class
	A	C	I	R	R6
Virtus KAR Capital Growth Fund	x	x	x		x
Virtus KAR Equity Income Fund (formerly, Virtus Rampart Enhanced Core Equity Fund)(name change effective 9/1/2020)	x	x	x		x
Virtus KAR Global Quality Dividend Fund	x	x	x		x
Virtus KAR Mid-Cap Core Fund	x	x	x		x
Virtus KAR Mid-Cap Growth Fund	x	x	x		x
Virtus KAR Small-Cap Core Fund	x	x	x		x
Virtus KAR Small-Cap Growth Fund	x	x	x		x
Virtus KAR Small-Cap Value Fund	x	x	x		x
Virtus KAR Small-Mid Cap Core Fund	x	x	x		x

Virtus SGA Emerging Markets Growth Fund	x	x	x		x
Virtus SGA Global Growth Fund	x	x	x		x
Virtus Tactical Allocation Fund	x	x	x

Investment Company: Virtus Opportunities Trust
Portfolios:	Share Class
	A	C	C1	I	R	R6
Virtus Duff & Phelps Global Infrastructure Fund	x	x		x		x
Virtus Duff & Phelps Global Real Estate Securities Fund	x	x		x		x
Virtus Duff & Phelps International Real Estate Securities Fund	x	x		x
Virtus Duff & Phelps Real Asset Fund (formerly, Virtus Rampart Alternatives Diversifier Fund)(name change effective 2/28/20)	x	x		x
Virtus FORT Trend Fund (formerly, Virtus Rampart Equity Trend Fund)(name change effective 9/1/2020)	x	x		x		x
Virtus Duff & Phelps Real Estate Securities Fund	x	x		x		x
Virtus Herzfeld Fund1	x	x		x
Virtus Horizon Wealth Masters Fund[1]	x	x		x
Virtus KAR Emerging Markets Small-Cap Fund	x	x		x		x
Virtus KAR International Small-Cap Fund	x	x		x		x
Virtus KAR International Small-Cap Fund
Virtus Newfleet Core Plus Bond Fund	x	x		x		x
Virtus Newfleet High Yield Fund	x	x		x		x
Virtus Newfleet Low Duration Core Plus Bond	x	x		x		x
Virtus Newfleet Multi-Sector Intermediate Bond Fund	x	x		x		x
Virtus Newfleet Multi-Sector Short Term Bond Fund	x	x	x	x		x
Virtus Newfleet Senior Floating Rate Fund	x	x		x		x
Virtus Newfleet Tax-Exempt Bond Fund	x	x		x

Virtus Rampart Multi-Asset Trend Fund[2]	x	x		x
Virtus Rampart Sector Trend Fund[2]	x	x		x
Virtus Vontobel Emerging Markets Opportunities Fund	x	x		x		x
Virtus Vontobel Foreign Opportunities Fund	x	x		x		x
Virtus Vontobel Global Opportunities Fund	x	x		x		x
Virtus Vontobel Greater European Opportunities Fund	x	x		x

1 Liquidated August 18, 2020. Will not appear on future versions of Schedule B.

2 Expected to merge into Virtus Tactical Allocation Fund, a series of Virtus Equity Trust, on or about September 18, 2020, if shareholders approve the merger. Will not appear on future versions of Schedule B if the merger is carried out as expected.

Execution

Investment Company: Virtus Retirement Trust
Portfolios:	Share Class

None

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